EXHIBIT 1.1


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

          PPLUS CLASS A 6.30% CALLABLE TRUST CERTIFICATES SERIES RRD-1

                                 TERMS AGREEMENT
                                 ---------------


                                                               February 23, 2006


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

              We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,400,000 PPLUS Class A 6.30% Callable Trust Certificates Series RRD-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate (the "Underwritten Securities").

              Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the undersigned.

              By signing this agreement you hereby agree as follows:

              1. All references in the Standard Purchase Agreement to "STEERS Trust Certificates" shall be deemed to be references to "PPLUS Trust Certificates".

              2. All references in the Standard Purchase Agreement to "Standard Terms" shall be deemed to be references to the Standard Terms for Trust Agreements, dated as of November 5, 2004, between the Company and the Trustee.

              3. All references in the Standard Purchase Agreement to "Registration Statement" shall be deemed to be references to the registration statement on Form S-3 (No. 333-116208) as declared effective by the Securities and Exchange Commission on September 28, 2004.

              4. All references in the Standard Purchase Agreement to "Securities" shall be deemed to be references to up to $1,750,000,000 aggregate initial public offering price of the Company's PPLUS Trust Certificates.

              Subject to (i) the terms and conditions set forth below, (ii) the terms of the Standard Purchase Agreement which terms are incorporated by reference herein and (iii) your agreement to items 1 through 4 above we offer to purchase the Underwritten Securities at the purchase price set forth below. The Underwritten Securities shall have the following terms:

Title:                                      PPLUS Class A Callable Trust
                                            Certificates Series RRD-1

Ratings:                                    "A-" from Standard & Poor's, and
                                            "Baa2" from Moody's

Amount:                                     2,400,000 Class A Trust Certificates

Class A Trust Certificate Denominations:    Stated amount of $25 and integral
                                            multiples thereof

Currency of payment:                        U.S. dollars

Distribution rate or formula:               Holders of Class A Trust
                                            Certificates will be entitled to
                                            distributions at 6.30% per annum
                                            through April 15, 2029, unless the
                                            Class A Trust Certificates are
                                            redeemed or called prior to such
                                            date.

Cut-off Date:                               March 2, 2006

Distribution payment dates:                 April 15 and October 15, commencing
                                            April 15, 2006.

Regular record dates:                       As long as the Underlying Securities
                                            are represented by one or more
                                            global certificated securities, the
                                            record day will be the close of
                                            business on the Business Day prior
                                            to the relevant distribution payment
                                            dates, unless a different record
                                            date is established for the
                                            Underlying Securities. If the
                                            Underlying Securities are no longer
                                            represented by one or more global
                                            certificated securities, the
                                            distribution payment date will be at
                                            least one Business Day prior to the
                                            relevant distribution payment dates.

Stated maturity date:                       April 15, 2029

Sinking fund requirements:                  None

Conversion provisions:                      None

Listing requirements:                       Class A Trust Certificates listed on
                                            the New York Stock Exchange

Black-out provisions:                       None

Fixed or Variable Price Offering:           Fixed Price Offering

Class A Trust Certificate Purchase Price:   $25.00 per Class A Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location:                  March 2, 2006, Shearman & Sterling
                                            LLP, 599 Lexington Avenue, New York,
                                            NY

              Please accept this offer no later than 12:00 P.M. (New York City time) on February 24, 2006 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED



                                    By:   /s/  Michael Connor
                                        ------------------------
                                          Authorized Signatory








Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:    /s/ Stephan Kuppenheimer
   -------------------------------------
   Name:   Stephan Kuppenheimer
   Title:  President





                        [TERMS AGREEMENT SIGNATURE PAGE]